[Logo Graphic Ommitted: Computershare Fund Services]

              ALLIANZ/WO#17962: TOUCH-TONE TELEPHONE VOTING SCRIPT
                  "ALLIANZ VARIABLE INVESTMENT PRODUCTS TRUST"
        CARD TYPE: NONSMART CARD (ONE FUND PER CAMPAIGN) / REGULAR VOTING
                         EXPECTED MAIL DATE: 08/13/2007
                        MEETING DATE: SEPTEMBER 19, 2007
                   TEST CONTROL NUMBER (S): 962 99999 001 001
                          TEST SECURITY CODE: 9999 9999

WHEN CONNECTED TO THE TOLL-FREE NUMBER 1-866-235-4258, THE SHAREHOLDER WILL
HEAR: "WELCOME! PLEASE ENTER THE NUMBER LOCATED IN THE SHADED BOX ON YOUR VOTING INSTRUCTION CARD."

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WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:
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TO PROCEED, PLEASE ENTER THE 8 DIGIT CODE LOCATED IN THE NON-SHADED BOX ON YOUR
VOTING INSTRUCTION CARD
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WHEN THE SHAREHOLDER ENTERS THE CODE, HE/SHE WILL HEAR:
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"THIS IS THE AUTOMATED TELEPHONE VOTING SITE FOR THE SPECIAL MEETING OF
SHAREHOLDERS OF THE ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST"

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"PROPOSAL 1:   TO VOTE FOR, PRESS 1.    AGAINST, PRESS 9       ABSTAIN, PRESS 0
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WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:
"TO HEAR HOW YOU HAVE VOTED, PRESS 1." "TO CANCEL YOUR VOTE, PRESS 2." "TO SAVE HOW YOU HAVE VOTED, PRESS 3."

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:
"YOUR VOTE WILL BE SAVED AUTOMATICALLY SHOULD YOU DECIDE TO HANG UP DURING VOTE PLAYBACK."
"YOUR VOTE HAS BEEN CAST AS FOLLOWS (VOTE FOR EACH PROPOSAL(S) AND OR HOLDING(S) ARE GIVEN)."
"TO HEAR HOW YOU HAVE VOTED, PRESS 1."  "TO CANCEL YOUR VOTE, PRESS 2."
"TO SAVE HOW YOU HAVE VOTED, PRESS 3."

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IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:
"YOUR VOTE HAS BEEN CANCELED."      "TO ENTER ANOTHER VOTE, PRESS 1 NOW."     "TO END THIS CALL, PRESS 0 NOW."

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:
"YOUR VOTE HAS BEEN SAVED."         "TO ENTER ANOTHER VOTE, PRESS 1 NOW."      "TO END THIS CALL PRESS 0 NOW."

IF THE SHAREHOLDER ELECTS TO VOTE ANOTHER PROXY, HE/SHE IS RETURNED TO THE ABOVE SPEECH
"PLEASE ENTER THE NUMBER".

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:
"THANK YOU FOR VOTING."
CALL IS TERMINATED.
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